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                                                                    EXHIBIT 11.1

                     COMPUWARE CORPORATION AND SUBSIDIARIES

   COMPUTATION OF EARNINGS PER COMMON SHARE AND CAPITAL STRUCTURE INFORMATION
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



Earnings per common share ("EPS") data were computed as follows (in thousands, except for per share data):



                                                                         Year Ended March 31,
                                                              -------------------------------------------
                                                                  2000           1999           1998
                                                                  ----           ----           ----
      BASIC EPS:
      Numerator:  Net Income                                  $     351,976  $     349,863  $     193,944
                                                              -------------  -------------  -------------
      Denominator:
        Weighted-average common shares outstanding                  358,560        366,734        352,274
                                                              -------------  -------------  -------------
      Basic EPS                                               $        0.98  $        0.95  $        0.55
                                                              =============  =============  =============

      DILUTED EPS:
      Numerator: Net Income                                   $     351,976  $     349,863  $     193,944
                                                              -------------  -------------  -------------
      Denominator:
        Weighted-average common shares outstanding                  358,560        366,734        352,274
        Dilutive effect of stock options (1)                         26,131         35,302         35,152
                                                              -------------  -------------  -------------
        Total Shares                                                384,691        402,036        387,426
                                                              -------------  -------------  -------------
      Diluted EPS                                             $        0.91  $        0.87  $        0.50
                                                              =============  =============  =============



(1) The dilutive effect of stock options is determined using the treasury stock method based upon the average price per share of $27.97, $27.46 and $15.61 for fiscal 2000, 1999 and 1998, respectively.